UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Puma Biotechnology, Inc.
(Name of registrant as specified in its charter)

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PUMA BIOTECHNOLOGY, INC.

10940 Wilshire Blvd, Suite 600

Los Angeles, CA 90024

NOTICE OF CORPORATE ACTION TAKEN BY WRITTEN CONSENT OF STOCKHOLDERS

To the Stockholders of Puma Biotechnology, Inc.:

The enclosed information statement (the “Information Statement”) is provided on or about October 24, 2011 to the stockholders of record as of 5:00 P.M., Pacific time, on October 4, 2011 (the “Record Date”) of Puma Biotechnology, Inc., a Delaware corporation (the “Company”), to advise them that, on the Record Date, stockholders holding 100% of the voting power of the Company approved an Amended and Restated Certificate of Incorporation, in the form attached to the Information Statement as Appendix I (the “Amended Certificate”), pursuant to an action by unanimous written consent, in accordance with the General Corporation Law of the State of Delaware and the Company’s bylaws.

The Amended Certificate eliminates the Company’s entire authorized class of ten million (10,000,000) shares of preferred stock, par value $0.0001 per share, none of which are issued or outstanding. The Amended Certificate also reduces the total number of shares of capital stock that the Company may issue from one hundred ten million (110,000,000) shares to one hundred million (100,000,000) shares, all of which are designated as common stock, par value $0.0001 per share.

Under the federal securities laws, although the Company’s stockholders approved the Amended Certificate by unanimous written consent, the Amended Certificate cannot be effected until at least 20 calendar days after the Information Statement is sent or given to the stockholders of record of the Company as of the Record Date. It is expected that the Amended Certificate will become effective on or about November 14, 2011 upon its filing with the Secretary of State of the State of Delaware.

This Information Statement is provided to the Company’s stockholders of record on the Record Date only for informational purposes in connection with the Amended Certificate pursuant to and in accordance with Section 14C of the Securities Exchange Act of 1934, as amended, and Rule 14c and Schedule 14C thereunder.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We appreciate your continued support of the Company. Thank you.

By order of the Board of Directors,

/s/ Alan H. Auerbach
Chairman of the Board of Directors Los Angeles, California

October 24, 2011

PUMA BIOTECHNOLOGY, INC.

10940 Wilshire Blvd, Suite 600

Los Angeles, CA 90024

INFORMATION STATEMENT

PURSUANT TO SECTION 14C OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

This information statement (this “Information Statement”) is being furnished to the stockholders of Puma Biotechnology, Inc., a Delaware corporation (the “Company,” “we” or “our”), in connection with the approval of the Company’s Amended and Restated Certificate of Incorporation, in the form attached hereto as Appendix I (the “Amended Certificate”). The Amended Certificate eliminates the Company’s entire authorized class of ten million (10,000,000) shares of preferred stock, par value $0.0001 per share. The Amended Certificate also reduces the total number of shares of capital stock that the Company may issue from one hundred ten million (110,000,000) shares to one hundred million (100,000,000) shares, all of which are designated as common stock, par value $0.0001 per share.

Section 228 of the General Corporation Law of the State of Delaware (“DGCL”) provides that the written consent of the holders of outstanding shares of a corporation’s voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Our bylaws provide that any action required by the DGCL to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken by the written consent of the holders of the outstanding shares of our capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

On October 4, 2011, the Board of Directors (the “Board”) of the Company approved the Amended Certificate. On October 4, 2011, the stockholders owning 100% of the Company’s issued and outstanding common stock approved the Amended Certificate by written consent, in accordance with Section 228 of the DGCL and the Company’s bylaws.

The Board fixed the record date (the “Record Date”) for determining stockholders entitled to receive this Information Statement as October 4, 2011, the date that the Company’s stockholders approved the Amended Certificate by written consent. As of the close of business on the Record Date, we had 18,666,733 shares of our common stock outstanding and entitled to vote on the matters acted upon in the action by written consent of our stockholders. Each share of our common stock outstanding as of the close of business on the Record Date was entitled to one vote.

In accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), the written consent of our stockholders will become effective approximately 20 calendar days after we send or give this Information Statement to our stockholders of record as of the Record Date. It is expected that the Amended Certificate will become effective on or about November 14, 2011 upon its filing with the Secretary of State of the State of Delaware.

THE APPROXIMATE DATE ON WHICH THIS INFORMATION STATEMENT IS FIRST BEING SENT OR GIVEN TO THE HOLDERS OF OUR COMMON STOCK IS OCTOBER 24, 2011.

This Information Statement is provided to the Company’s stockholders of record on the Record Date only for informational purposes in connection with the Amended Certificate pursuant to and in accordance with Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14c and Schedule 14C thereunder.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of the Record Date, we had 18,666,733 shares of common stock outstanding and no shares of preferred stock outstanding. As of the Record Date, there were 28 holders of record of our common stock.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

On the Record Date, the Board and the holders of all of our outstanding common stock approved the Amended Certificate. The Amended Certificate eliminates our entire authorized class of ten million (10,000,000) shares of preferred stock, par value $0.0001 per share. The Amended Certificate also reduces the total number of shares of capital stock that we may issue from one hundred ten million (110,000,000) shares to one hundred million (100,000,000) shares, all of which are designated as common stock, par value $0.0001 per share.

REASONS FOR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

On October 4, 2011, pursuant to an Agreement and Plan of Merger, dated September 29, 2011 (the “Merger Agreement”), by and among the Company, IAC Merger Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Puma Biotechnology, Inc., a private Delaware corporation (“Puma”), Merger Sub merged with and into Puma, with Puma remaining as the surviving entity and wholly-owned subsidiary of the Company (the “Merger”). Immediately prior to the closing of the Merger, Puma issued 14,666,733 shares of its common stock and anti-dilutive warrants to 27 accredited investors in a private placement, pursuant to a Securities Purchase Agreement, dated October 4, 2011 (the “Securities Purchase Agreement”), by and among Puma, the persons listed on Schedule I thereto, and the Company, but only for purposes of assuming all of Puma’s rights, duties and obligations thereunder. Pursuant to the Securities Purchase Agreement, the Company agreed to use its best efforts to amend its certificate of incorporation to eliminate its authorized class of securities designated as preferred stock and to reduce the number of shares of its authorized capital stock from one hundred ten million (110,000,000) shares to one hundred million (100,000,000) shares, all of which are to be designated as common stock.

The descriptions of the Merger Agreement and the Securities Purchase Agreement herein are intended to be summaries only, are qualified in their entirety by the terms and conditions of the Merger Agreement and the Securities Purchase Agreement filed as Exhibits 2.1 and 10.6, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on October 11, 2011, and are incorporated herein by reference.

EFFECT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The elimination of our authorized class of preferred stock and the decrease in the authorized shares of our capital stock will not have any immediate effect on the rights of our existing stockholders. In addition, we believe that our business, operations and goals will not be impeded by the elimination of our authorized class of preferred stock or the decrease in the authorized shares of our capital stock.

In the future, the elimination of our authorized class of preferred stock and the decrease in the authorized shares of our capital stock may limit some anti-takeover strategies because our ability to issue additional shares of capital stock to dilute the ownership or voting rights of persons seeking to obtain control of the Company will be limited. We are not aware of any actual or contemplated takeover attempt.

EFFECTIVE DATE OF THE AMENDMENT

The Amended Certificate will become effective when the Amended Certificate is filed with the Secretary of State of the State of Delaware, which is expected to be on or about November 14, 2011.

NO DISSENTERS’ RIGHTS

No dissenters’ or appraisal rights are available to the Company’s stockholders under the DGCL, the Company’s certificate of incorporation or the Company’s bylaws in connection with the adoption of the Amended Certificate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of October 11, 2011 by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our directors and executive officers and (iii) all officers and directors as a group. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise noted below, the address of each stockholder below is c/o Puma Biotechnology, Inc., 10940 Wilshire Boulevard, Suite 600, Los Angeles, California 90024.

NAME	TITLE	SHARES OF COMMON STOCK BENEFICIALLY OWNED (#) (1)	PERCENTAGE OF COMMON STOCK BENEFICIALLY OWNED (%) (1)
Alan H. Auerbach	President, Chief Executive Officer and Director	4,040,000	21.60%
Charles R. Eyler	Senior Vice President, Finance and Treasurer	-	-
Thomas R. Malley	Director	-	-
Adage Capital Partners L.P. (2)	-	3,200,000	17.11%
Brookside Capital Partners Fund, L.P. (3)	-	1,666,667	8.91%
Entities affiliated with Fidelity Management & Research Company (4)	-	1,666,667	8.91%
Foresite Capital II-A, LLC (5)	-	1,386,666	7.41%
Entities affiliated with Hambrecht & Quist Capital Management, LLC (6)	-	1,106,667	5.92%
Frank Zavrl (7)	-	1,066,666	5.70%
OrbiMed Private Investments IV, LP (8)	-	992,000	5.30%
All executive officers and directors as a group (3 individuals)		4,040,000	21.60%

(1)	Beneficial ownership is determined in accordance with SEC rules, and includes any shares as to which the stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

(2)

Adage Capital Partners GP, LLC, or ACPGP, is the general partner of Adage Capital Partners L.P., or the Adage Fund. Adage Capital Advisors, LLC, or ACA, is the managing member of ACPGP. Each of Robert Atchinson and Phillip Gross is a managing member of ACA. The Adage Fund, ACPGP, ACA, Robert Athchinson and Phillip Gross each have shared voting power and shared dispositive power with respect to the shares. The address for the Adage Fund is 200 Clarendon Street, 52nd, Boston, MA 02116.

(3)	Brookside Capital Investors, L.P. is the general partner of Brookside Capital Partners Fund, L.P., or the Brookside Fund, and as such has discretion over the portfolio securities beneficially owned by the Brookside Fund. Brookside Capital Management, LLC is the general partner of Brookside Capital Investors, L.P. Brookside Capital Management, LLC is controlled by an executive committee whose members include Dewey J. Awad, Domenic J. Ferrante, Matthew V. McPherron, William E. Pappendick IV and John M. Toussaint. The address for the Brookside Fund is John Hancock Tower, 200 Clarendon Street, Boston, MA 02116.

(4)

Consists of 422,223 shares held of record by Fidelity Contrafund: Fidelity Advisor New Insights Fund, 555,556 shares held of record by Fidelity Select Portfolios: Health Care Portfolio, 522,668 shares held of record by Fidelity Select Portfolios: Biotechnology Portfolio, 32,887 shares held of record by Fidelity

Advisor Series VII: Fidelity Advisor Biotechnology Fund, and 133,333 shares held of record by Fidelity Select Portfolios: Pharmaceuticals Portfolio. Fidelity Management & Research Company, or Fidelity, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment Advisers Act of 1940, acts as investment adviser for the beneficial owners set forth above, or the Funds. Edward C. Johnson 3d, the Chairman of FMR LLC, and his family members, directly or through trust, are parties to a shareholders’ agreement; and may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC and therefore to be persons with the indirect control of Fidelity. Fidelity has the ability to make decisions with respect to the voting and disposition of the shares set forth above (the “Shares”) subject to the oversight of the board of trustees (or similar entity) (the “Board”) of each Fund. The Board of each Fund has enacted a policy with respect to the voting of any investment property owned thereby and Shares are voted for the Funds by Fidelity in accordance with such policies. Under the terms of its management contract with each Fund, Fidelity has overall responsibility for directing the investments of the Fund in accordance with the Fund’s investment objective, policies and limitations. Each Fund has one or more portfolio managers appointed by and serving at the pleasure of Fidelity who make the decisions with respect to the disposition of the Shares. The address for Fidelity is 82 Devonshire Street, Boston, MA 02109.

(5)	Foresite Capital II-A Management, LLC is the sole managing member of Foresite Capital II-A, LLC, or Foresite. The sole manager of Foresite Capital II-A Management, LLC is James B. Tananbaum, and as such, James B. Tananbaum may be deemed to have sole voting and investment power of the securities held by Foresite. James B. Tananbaum disclaims beneficial ownership of these securities except to the extent of its pecuniary interest therein. The address for Foresite is c/o Foresite Capital Management, P.O. Box 405, Esparto, CA 95627.

(6)

Consists of 763,600 shares held of record by H&Q Healthcare Investors and 343,067 shares held of record by H&Q Life Sciences Investors. Hambrecht & Quist Capital Management, LLC is the investment advisor to H&Q Healthcare Investors and H&Q Life Sciences Investors. Daniel R. Omstead, Ph.D., is President of Hambrecht & Quist Capital Management, LLC and portfolio manager and, as such, has voting, dispositive and investment control over the securities held by H&Q Healthcare Investors and H&Q Life Sciences Investors. Dr. Omstead disclaims beneficial ownership of these securities. The address for the entities affiliated with Hambrecht & Quist Capital Management, LLC is 2 Liberty Square, 9th Floor, Boston, MA 02109.

(7)	The address for Frank Zavrl is 87 Salem Street, Andover, MA 01810.

(8)

OrbiMed Capital GP IV, LLC is the sole general partner of OrbiMed Private Investments IV, LP, or OrbiMed, and OrbiMed Advisors LLC, a registered investment adviser under the Investment Advisers Act of 1940, is the sole managing member of OrbiMed Capital GP IV, LLC. Samuel D. Isaly, a natural person, owns a controlling interest in OrbiMed Advisors LLC, and may be deemed to be the beneficial owner of the securities held by OrbiMed. Samuel D. Isaly disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. The address for OrbiMed is 767 Third Avenue, 30th Floor, New York, NY 10017.

CHANGE IN CONTROL

On October 4, 2011, we experienced a change of control in connection with the consummation of the Merger. Pursuant to the Merger Agreement, we issued an aggregate of 18,666,733 shares of our common stock to Puma’s former stockholders in exchange for all of the issued and outstanding shares of Puma common stock. In addition, we assumed all of the outstanding warrants for Puma common stock and such warrants became the right to acquire shares of our common stock on the same terms and conditions. Following the closing of the Merger, pursuant to the terms of a Redemption Agreement, dated October 4, 2011 (the “Redemption Agreement”), between us and our stockholders prior to the Merger, we redeemed 3,000,000 shares of our common stock (the “Redemption”) for $40,000, plus professional costs related to the transaction of $40,000. The 3,000,000 shares constituted all of our issued and outstanding shares of capital stock immediately prior to the Merger. Upon completion of the Merger and the Redemption, Puma’s former stockholders held 100% of the outstanding shares of our capital stock.

At the closing of the Merger, pursuant to the terms of the Merger Agreement, our Board and management were reconstituted by (i) the election to the Board of Alan H. Auerbach and Thomas R. Malley, with Mr. Auerbach serving as the Chairman of the Board, and (ii) the appointment of Mr. Auerbach as President and Chief Executive Officer and Charles R. Eyler as Senior Vice President, Finance and Treasurer. All of the persons serving as our directors and officers prior to the closing of the Merger resigned immediately following the election of the new directors and the appointment of the new officers.

Following the closing of the Merger on October 4, 2011, the Board approved a transaction pursuant to which Puma merged with and into the Company, leaving the Company as the surviving corporation (the “Short-Form Merger”). In connection with the Short-Form Merger, we assumed the name “Puma Biotechnology, Inc.”

The descriptions of the Merger Agreement and the Redemption Agreement herein are intended to be summaries only, are qualified in their entirety by the terms and conditions of the Merger Agreement and the Redemption Agreement filed as Exhibits 2.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed with the Commission on October 11, 2011, and are incorporated herein by reference.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No other officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company. None of the directors of the Company are opposed to the proposed actions taken by the Company set forth in this Information Statement.

PROPOSAL BY SECURITY HOLDERS

No security holder has requested that the Company include any proposal in this Information Statement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. We do not contemplate that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our common stock held of record by such persons, and we will not reimburse them for their expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing to us at: Puma Biotechnology, Inc., 10940 Wilshire Blvd, Suite 600, Los Angeles, CA 90024.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

In accordance with Rule 14a-3(e)(1) promulgated pursuant to the Exchange Act, a single copy of this Information Statement may be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of such stockholders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports, information statements, proxy statements or notices of internet availability of proxy materials, to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports, information statements, proxy statements or notices of internet availability of proxy materials to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to our Secretary at Puma Biotechnology, Inc., 10940 Wilshire Blvd, Suite 600, Los Angeles, CA 90024, or via telephone at (310) 443-4150.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual, quarterly and current reports, registration statements and other documents with the SEC. These filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement may include forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases, or the negative of those expressions or phrases identify forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this report, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in other filings of ours with the SEC. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Our forward-looking statements speak only as of the date of this Information Statement, and we expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law.

APPENDIX I

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PUMA BIOTECHNOLOGY, INC.

1.        The name of the corporation is Puma Biotechnology, Inc. (the “Corporation”).

2.        The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of its registered agent at such address is the Corporation Service Company.

3.        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).

4.        The Corporation is to have perpetual existence.

5.        The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred million (100,000,000), all of which are designated as common stock at $0.0001 par value (the “Common Stock”).

Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

6.        The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

7.        No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. No amendment to or repeal of this Article 7 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

8.        The Corporation shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants the Corporation the power to indemnify.